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Exhibit 99.1
                       SUBSCRIPTION AGREEMENT

Black Mountain Gold, Inc.
528 Fon du Lac Drive
East Peoria, Illinois   61611

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Black Mountain Gold, Inc. (the
"Company") at a price of $5.00 per Share (the "Subscription
Price").

     Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     MAKE CHECK PAYABLE TO: Black Mountain Gold, Inc.

     Executed this _____ day of ________________, _______, at
_____________________ (Street Address), ___________________
(City), _________________ (State) ________ (Zip Code).


                              ___________________________________
                              Signature of Purchaser

                              ___________________________________
                              Printed Name of Purchaser

                              ___________________________________
                              Social Security Number/
                              Tax I.D.

Number of Shares Purchased              Total Subscription Price

__________________________              ________________________

Form of Payment: Cash   _________________
                 Check# _________________
                 Other  _________________

     ACCEPTED THIS _____ DAY OF ________________, _______.

                              BLACK MOUNTAIN GOLD, INC.


                              BY: _______________________________
                                  Title: ________________________